EXHIBIT A

Fee Schedule

Dated September 28, 2020

The current level of fees payable to the Distributor pursuant to Section 2 of the Plan are set forth below.

Funds and Class	Maximum Fees for Distribution Services and Service Activities
Core Bond Series – Class S	0.25%
Disciplined Value Series – Class S	0.25%
High Yield Bond Series – Class S	0.25%
Pro-Blend Conservative Term Series – Class S	0.25%
Pro-Blend Extended Term Series – Class S	0.25%
Pro-Blend Maximum Term Series – Class S	0.25%
Pro-Blend Moderate Term Series – Class S	0.25%
Real Estate Series – Class S	0.25%
Unconstrained Bond Series – Class S	0.25%
Rainier International Discovery Series – Class S	0.25%
Overseas Series – Class S	0.25%
Pro-Blend Conservative Term Series – Class R	0.50%
Pro-Blend Moderate Term Series – Class R	0.50%
Pro-Blend Extended Term Series – Class R	0.50%
Pro-Blend Maximum Term Series – Class R	0.50%
Pro-Blend Conservative Term Series – Class L	1.00%
Pro-Blend Moderate Term Series – Class L	1.00%
Pro-Blend Extended Term Series – Class L	1.00%
Pro-Blend Maximum Term Series – Class L	1.00%

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